Exhibit 3.33
Office of Secretary of State

     I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF A & W BEVERAGES, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING A & W CONCENTRATES, INC. A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF AUGUST, A.D. 1983, AT 9:02 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.
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/s/ Glenn C. Kenton

832170003	Glenn C. Kenton, Secretary of State AUTHENTICATION: 10028262 DATE: 08-05-1983

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
A & W CONCENTRATES, INC.
INTO
A & W BEVERAGES, INC.
* * * * *
          A & W Beverages, Inc., a corporation organized and existing under the laws of Delaware,
          DOES HEREBY CERTIFY:
          FIRST: That this Corporation was incorporated on the 31st day of August, 1971, pursuant to the General Corporation Law of the State of Delaware.
          SECOND: That this Corporation owns all of the outstanding shares (of each class) of the stock of A & W Concentrates, Inc., a corporation incorporated on the 12th day of April, 1966, pursuant to the General Corporation Law of the State of Delaware.
          THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 4th day of August, 1983, determined to and did merge into itself said A & W Concentrates, Inc.:
     “RESOLVED, that A & W Beverages, Inc. merge, and it hereby does merge into itself said A & W Concentrates, Inc., and assumes all of its obligations; and
     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and
     FURTHER RESOLVED, that the proper officers of this Corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge into itself said A & W Concentrates, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.”
          FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be amended or terminated and abandoned by the Board of Directors of A & W Beverages, Inc. at any time prior to the date of filing the merger with the Secretary of State.
          IN WITNESS WHEREOF, said A & W Beverages, Inc. has caused this certificate to be signed by John Whitman, its Vice President, and attested by Elizabeth Thompson, its Assistant Secretary, this 4th day of August, 1983.

A & W BEVERAGES, INC.
By	/s/ John Whitman
Vice President

ATTEST:

By	/s/ Elizabeth Thompson Assistant Secretary

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